CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 19, 1999, on the October 31, 1999 financial statements of the Oak Associates Funds, incorporated by reference in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of the Oak Associates Funds (Registration Statement No. 333-42115), and to all references to our firm included in or made part of this Registration Statement.


Philadelphia, Pennsylvania
   February 23, 2000